UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009 (July 14, 2009)

LIZ CLAIBORNE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York,	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 354-4900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On July 14, 2009, the Board of Directors of Liz Claiborne, Inc. (the “Company”) approved, and the Company entered into, a Severance Benefit Agreement (the “SBA”) with the Company’s Chief Executive Officer, William McComb. This agreement is deemed to extend and renew Mr. McComb’s term of employment and supersedes and replaces Mr. McComb’s existing Employment Agreement, dated as of December 24, 2008 (the “Former Employment Agreement”) which was terminated as of this date. The initial term of the SBA will be for three years. Each month after the effective date of July 14, 2009, the term will automatically be extended for an additional month, absent notice of non-renewal by either party.
Under the SBA, in the event Mr. McComb’s employment is terminated by the Company without cause or by him for good reason, the Company will generally be obligated to pay Mr. McComb a lump sum equal to the sum of two times his then-current annual base salary and two times his target annual bonus (which has been increased to 150% of his base salary by action of the Compensation Committee of the Board of Directors), a pro-rated annual cash bonus for the year of his termination (subject to the terms of the Company’s bonus plan, based on actual Company performance for such year), two years’ continuation of medical, dental, vision and long-term disability benefits (which has been increased by action of the Compensation Committee from 60% of base salary to 100% of annualized salary), and accelerated vesting of certain previously granted equity compensation, all subject to Mr. McComb’s execution of a release in favor of the Company.
The restrictive covenants contained in Mr. McComb’s Former Employment Agreement, including the non-competition, non-solicitation, non-interference, proprietary information and confidentiality restrictions, remain in effect and are continued under the SBA. In addition, the SBA provides for a potential clawback of compensation paid to Mr. McComb under certain circumstances.
On July 14, 2009, the Company also entered into a second amended and restated Executive Termination Benefits Agreement (the “Amended and Restated ETBA”) between Mr. McComb and the Company. The Amended and Restated ETBA, which was already in effect and provides for payments in the event Mr. McComb’s employment is terminated by the Company without cause or by him for good reason following a change in control, reflects technical, non-substantive conforming revisions to conform to the replacement of Mr. McComb’s Former Employment Agreement with the SBA.
Copies of the SBA and the Amended and Restated ETBA are attached to this filing.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION

10.3	Executive Termination Benefits Agreement, dated July 14, 2009.

10.4	Severance Benefits Agreement, dated July 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: July 15, 2009	By: /s/ Nicholas Rubino
Name: Nicholas Rubino
Title: Senior Vice President, Chief Legal Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.3	Executive Termination Benefits Agreement, by and between the Company and William L. McComb, dated July 14, 2009.
10.4	Severance Benefits Agreement, by and between the Company and William L. McComb, dated July 14, 2009.